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EXHIBIT 5

OPINION OF MESSERLI & KRAMER P.A.

May 24, 2004

Precision Optics Corporation, Inc.
22 East Broadway
Gardner, Massachusetts 01440

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as legal counsel to Precision Optics Corporation, Inc., a Massachusetts corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 5,256,156 shares of common stock (the "Shares"). The Shares are being offered to the Company's stockholders pursuant to 1,752,053 subscription rights (the "Rights") which the Company intends to distribute, without charge, to its stockholders (the "Rights Offering"). The Company's Registration Statement on Form S-3, which was originally filed by the Company with the Securities and Exchange Commission on May 12, 2004 as File No. 333-115401 and which has been amended (as so amended, the "Registration Statement"), describes each of the Rights, the Shares and the Rights Offering in greater detail.

        As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Rights and the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, including without limitation, the Articles of Incorporation, as amended, of the Company and the Bylaws, as amended, of the Company. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

        We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

        We further assume that (a) all Rights will be granted and distributed in accordance with the terms of the Rights Offering as described in the Registration Statement, and (b) all Shares issued upon exercise of the Rights will be issued in accordance with the terms of the Rights Offering as described in the Registration Statement.

        Subject to the foregoing it is our opinion that:

        1.     The Company has been duly incorporated under the laws of the Commonwealth of Massachusetts and is now a validly organized and existing corporation under the laws of the Commonwealth of Massachusetts and has the corporate authority to issue the Rights and the Shares.

        2.     The Rights, when granted and distributed in accordance with the terms of the Rights Offering, as described in the Registration Statement, will be duly authorized and binding obligations of the Company.

        3.     The Shares when issued and delivered upon the exercise, respectively, of the Rights in accordance with the terms of the Rights Offering as described in the Registration Statement, will be duly authorized, validly issued fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, to its use as a part of the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement.

        This opinion is effective as of the date hereof, and is based upon the law and the facts existing on this date.

        This opinion is solely for use by the Company in connection with the Rights Offering, and it may not used or relied upon by any other person or entity or for any other purpose, nor may it be quoted or filed with any governmental agency (other than in connection with the filing of the Registration Statement), without our prior written consent. We are authorized to practice only in the State of Minnesota and any opinion above which relates to laws other than of Minnesota or the federal laws of the United States assumes that such laws would be interpreted and applied the same as Minnesota law.

Very truly yours,

/s/ MESSERLI & KRAMER P.A.

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  EXHIBIT 5
OPINION OF MESSERLI & KRAMER P.A.